UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2023

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EVFM	OTCQB
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 15, 2023, Evofem Biosciences, Inc., a Delaware corporation (the “Company”) held a Special Meeting of its Stockholders (the “Special Meeting”) in person at the Company’s corporate headquarters. At the Special Meeting, 157,558,822 of the Company’s 231,832,462 issued and outstanding shares of common stock and series D non-convertible preferred stock entitled to vote, or approximately 67.96% in the aggregate, as of the record date, February 10, 2023, were present or represented by proxy.

The proposals voted on at the Special Meeting are more fully described in the Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 15, 2023, which information is incorporated by reference herein. The final voting results on the proposals presented for stockholder approval at the Special Meeting were as follows:

Proposal No. 1: The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effectuate a reverse stock split of the outstanding shares of the Company’s common stock by a ratio of not less than 1-for-20 and not more than 1-for-125 at any time on or prior to March 15, 2024, with the exact ratio to be set at a whole number within such range by the Company’s board of directors (the “Board”), at the sole discretion of the Board, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,595,045	23,270,478	1,693,299	0

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as XRBL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: March 17, 2023	/s/ Saundra Pelletier
Saundra Pelletier Chief Executive Officer